EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B: Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77Q1: Copies of any material amendments to the Registrant's charter and by-laws.

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EXHIBIT A:


Independent Auditors' Report

To the Shareholders and Trustees
Municipal Fund for Temporary Investment:

In planning and performing our audit of the financial statements of Municipal Fund for Temporary Investment for the year ended November 30, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Municipal Fund for Temporary Investment is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 1998.

This report is intended solely for the information and use of management, the Trustees of Municipal Fund for Temporary Investment, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP

Philadelphia, PA
January 8, 1999




EXHIBIT B:


                            CODE  OF REGULATIONS
                                   of
                  MUNICIPAL FUND FOR TEMPORARY INVESTMENT
                AMENDED AND RESTATED AS OF October 22, 1998

                               ARTICLE I
                        MEETINGS OF INTERESTHOLDERS

     1.1 No Annual Meeting Required. No Annual Meeting of Interestholders shall be held unless required by applicable law or otherwise determined by the Board of Trustees. Any Annual or Special Meetings of Interestholders shall be held at such place, date and time as the Trustees may designate.

     1.2  Special Meetings.  Special Meetings of
Interestholders may be called by the Trustees and shall be called by the Trustees upon the written request of holders of at least twenty percent of the outstanding Interests entitled to vote.

     1.3 Notice. Written notice, stating the place, day and hour of each meeting of Interestholders and in the case of Special Meetings, the general nature of the business to be transacted, shall be given by, or at the direction of, the person calling the meeting to each Interestholder of record entitled to vote at the meeting at least ten days prior to the day named for the meeting, unless in a particular case a longer period of notice is required by law.

     1.4 Interestholders' List. The officer or agent having charge of the transfer books for Interests of the Trust shall make, at least five days before each meeting of Interestholders, a complete list of the Interestholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of Interests held by each such Interestholder. The list shall be kept on file at the office of the Trust and shall be subject to inspection by any Interestholder at any time during usual business hours and shall also be produced and kept open at the time and place of each meeting of Interestholders and shall be subject to the inspection of any Interestholder during each meeting of Interestholders.

     1.5 Record Date. The Trustees may fix a time (during which they may close the Interest transfer books of the Trust) not more than ninety (90) days prior to the date of any meeting of Interestholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights or the date when any change or conversion or exchange of Interests shall go into effect, as a record date for the determination of the Interestholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise such rights, as the case may be. In such case, only such Interestholders as shall be Interestholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Interests on the books of the Trust after any record date fixed, as aforesaid.

                             ARTICLE II
                              TRUSTEES

     2.1 Number and Term of Office. The number of Trustees shall be seven or such other number, not less than three (3) nor more than ten (10), as may be fixed from time to time by the Trustees. Subject to the provisions of Article I, Section 1.1, the members of the Board of Trustees shall be elected by the Interestholders at their Annual Meeting and each Trustee shall hold office until the annual meeting next after his election and until his successor shall have been duly elected and qualified.

     2.2 Place of Meeting. Meetings of the Trustees, regular or special, shall be held at the principal office of the Trust or at such other place as the Trustees may from time to time determine.

     2.3  Regular Meetings.  Regular meetings of the
Trustees may be held without notice at such time and at the principal office of the Trust or at such other place as the Trustees may from time to time determine.

     2.4  Special Meetings.  Special Meetings of the
Trustees shall be held whenever called by the President, Vice
President or Secretary, by two or more Trustees or by a majority of the Executive Committee, either in writing or by vote at a meeting, on one day's notice to each Trustee.

     2.5 Committee. The Trustees may by resolution passed by a majority of the Trustees appoint from among its members an executive committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust, except the power to issue Interests in the Trust or to recommend to Interestholders any action requiring Interestholders' approval.

     2.6 Compensation. Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee, or as Chairman of the Trustees or Chairman of a committee, by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Trustees may from time to time determine.

     2.7 Participation by Conference Telephone. Trustees may participate in Regular or Special Meetings of the Board of Trustees, or committee meetings thereof, by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear one another, and participation in a meeting by such means shall constitute presence in person at the meeting.

                            ARTICLE III
                              NOTICES

     3.1 Form. Notices to Interestholders shall be in writing and delivered personally or mailed to the Interestholders at their addresses appearing on the books of the Trust. Notices to Trustees shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Oral notice shall be deemed to be given when given directly to the person required to be notified and notice by mail shall be deemed to be given when deposited in the United States mail or with a telegraph office for transmission. Notice to Trustees need not state the purpose of a Regular or Special Meeting.

     3.2 Waiver. Whenever any notice of the time, place or purpose of any meeting of Interestholders, Trustees or Committee is required to be given under the provisions of Pennsylvania law or under the provisions of the Declaration of Trust or these Regulations, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Interestholders in person or by proxy, or at the meeting of Trustees or Committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                          ARTICLE IV
                           OFFICERS

     4.1 Number. The officers of the Trust shall be chosen by the Trustees and shall include a President, a Secretary and a
 Treasurer. The Board of Trustees may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Trustees may in their discretion, also appoint a Chairman who shall perform and execute such executive and administrative duties and powers as the Trustees shall from time to time prescribe.

     4.2 Other Officers. The Trustees from time to time may appoint such other officers and agents as they shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Trustees. The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

     4.3 Election and Tenure. The officers of the Trust shall be chosen annually by the Trustees. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these Regulations to be executed, acknowledged or verified by two or more officers. Any officer or agent may be removed by the Trustees. An officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Trustees.

     4.4 Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Trustees, except that the Trustees may delegate to any Committee the power to fix the salary or other compensation of any officer of the Trust.

     4.5 President. The President, unless the Chairman has been so designated, shall be the chief executive officer of the Trust; he shall preside at all meetings of the Interestholders and the Trustees, shall be, ex officio, a member of all standing committees, and shall see that all orders and resolutions of the Trustees are carried into effect. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Trustees may from time to time prescribe.

     4.6 Vice Presidents. The Vice Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Trustees may from time to time prescribe.

     4.7 Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Interestholders and record all the proceedings thereof and shall perform like duties for any Committee when required. He shall give, or cause to be given, notice of meetings of the Interestholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Trust and, when authorized by the Trustees, affix and attest the same to any instrument requiring it. The Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

     4.8 Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall in the absence of disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Trustees shall prescribe.

     4.9 Treasurer. The Treasurer shall be the chief financial officer of the Trust. He shall be responsible for the maintenance of its accounting records and shall render to the Trustees, when the Trustees so require, an account of all the Trust's financial transactions and a report of the financial condition of the Trust.

     4.10 Controller. The Controller shall be under the direct supervision of the Treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the Trust, establish and maintain internal accounting control and, in cooperation with the independent accounts selected by the Trustees, shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Trustees.

     4.11 Assistant Treasurers. Each Assistant Treasurer shall exercise such powers and perform such duties as shall be determined from time to time by the Trustees or the President.

                             ARTICLE V
                       INVESTMENT RESTRICTIONS

     The Trustees may from time to time adopt such restrictions upon the investment of the assets of the Trust, or amendments thereto, as they may consider necessary or desirable, provided, any such restriction or amendment shall be approved by a majority of the outstanding Interests of the Trust if required by the Investment Company Act of 1940, as amended.

                             ARTICLE VI
                         GENERAL PROVISIONS

     6.1 Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what time and place, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspections of the Interestholders; and no Interestholder shall have any right of inspecting any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Interestholders.

     6.2 Reports. The Trust shall transmit to the Interestholders and/or file with federal and state regulatory agencies such reports of its operations as the Trustees shall consider necessary or desirable or as may be required by law.

     6.3 Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

     6.4 Fiscal Year. The fiscal year of the Trust shall be the period of twelve months ending on the last day of November in each year.

                           ARTICLE VII
                            AMENDMENTS

     This Code of Regulations may be altered or repealed by the Trustees at any Regular or Special Meeting of the Trustees.